UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

☑ Filed by the Registrant                             ☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

(Name of Registrant as Specified In Its Charter)

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July 9, 2019

Dear Limited Partner:

We have previously sent to you proxy material for the special meeting of limited partners of Buckeye Partners, L.P., to be held on July 31, 2019. Your Board of Directors unanimously recommends that limited partners vote FOR both proposals relating to the merger with an affiliate of IFM Investors Pty Ltd.

Your vote is important, no matter how many or how few units you may own. If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

/s/ Clark C. Smith

Clark C. Smith

Chairman, President and

Chief Executive Officer of Buckeye GP LLC,

general partner of Buckeye Partners, L.P.

REMEMBER:

You can vote your units by telephone, or via the Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your units, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1 (877) 456-3427.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Buckeye Partners, L.P. (“Buckeye”). In connection with the proposed acquisition, Buckeye has filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Buckeye’s definitive proxy statement. Buckeye filed its definitive proxy statement with the SEC on June 25, 2019 and mailed it to holders of Buckeye’s LP Units (the “Unitholders”) beginning on June 25, 2019. Unitholders are urged to read all relevant documents filed with the SEC, including Buckeye’s definitive proxy statement, because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and Unitholders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Buckeye at http://www.buckeye.com/InvestorCenter/SECFilings/tabid/222/Default.aspx or by directing a request to Buckeye’s Investor Relations Department at 800-422-2825 or irelations@buckeye.com.

Participants in the Solicitation

Buckeye and its respective directors, executive officers, general partners, limited partners and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from Buckeye’s Unitholders in favor of the proposed transaction. Information about the directors and executive officers of Buckeye’s general partner is set forth in Buckeye’s Proxy Statement on Schedule 14A for its 2019 Annual Meeting of Limited Partners, which was filed with the SEC on April 17, 2019, its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 15, 2019 and the definitive proxy statement relating to the proposed transaction, which was filed with the SEC on June 25, 2019. These documents may be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants which may, in some cases, be different than those of Buckeye’s Unitholders generally, is set forth in the materials filed by Buckeye with the SEC, including the definitive proxy statement relating to the proposed transaction.